Exhibit 10.31.1

SUBLEASE AGREEMENT

BETWEEN

HEARTPORT, INC.,
a Delaware corporation

Sublandlord

AND

DELTAGEN, INC.,
a Delaware corporation

Subtenant

FOR PREMISES AT

700 Bay Road
Redwood City, California

Dated
July 10, 2001

BASIC SUBLEASE INFORMATION

             The following terms constitute the Basic Sublease Information for this Sublease.  Where the following capitalized terms appear in this Sublease, they shall have the meanings set forth opposite such terms in this Basic Sublease Information.  All other capitalized terms used in this Sublease without definition shall have the meanings ascribed to such terms in the Master Lease.  The Basic Sublease Information is incorporated into and forms a part of the Sublease.

Effective Date:	July 10, 2001

Master Lease	Amended and Restated Industrial Build-to-Suit Lease, dated July 10, 2001, between Woodside Technology Center, LLC, a Delaware limited liability company and successor in interest to Chestnut Bay LLC, a California limited liability company, as landlord, and Heartport, Inc., a Delaware corporation, as tenant.

Master Landlord	Woodside Technology Center, LLC, a Delaware limited liability company and successor in interest to Chestnut Bay LLC, a California limited liability company

Sublandlord	Heartport, Inc., a Delaware corporation

Subtenant	Deltagen, Inc., a Delaware corporation

Building	The building situated on the Real Property and commonly known as 700 Bay Road, Redwood City, California, containing approximately 132,347 rentable square feet.

Master Premises	All rentable area contained within the Building, as further described in the Master Lease.

Sublease Premises

Phase 1	A portion of the first and second floors of the Building, as shown on Exhibit A, containing approximately 38,769 rentable square feet.

Phase 2	A portion of the first and second floors of the Building, as shown on Exhibit A, containing approximately 40,763 rentable square feet.

Phase 3	A portion of the first and second floors of the Building, as shown on Exhibit A, containing approximately 24,815 rentable square feet.

Phase 4	A portion of the first and second floors of the Building, as shown on Exhibit A, containing approximately 28,000 rentable square feet.

Phases 1-4 together comprise all of the rentable square footage of the Building. The actual rentable square footage of each Phase shall be subject to remeasurement in accordance with section 1(a).

Sublandlord's Address	Prior to the Phase 4 Commencement Date:

Heartport, Inc.
700 Bay Road
Redwood City, CA 94063

From and after the Phase 4 Commencement Date:

Heartport, Inc.
c/o Ethicon, Inc.
U.S. Route 22 West
Somerville, NJ 08876

Subtenant's Address	Prior to the Phase 1 Commencement Date

Deltagen, Inc.
1003 Hamilton Avenue
Menlo Park, CA 94025

From and after the Phase I Commencement Date

Deltagen, Inc.
740 Bay Road
Redwood City, CA 94063

Term	Approximately eight (8) years and nine (9) months, commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated in accordance with this Sublease.

Commencement Date	October 15, 2001

Phase 1 Commencement Date	October 15, 2001

Phase 2 Commencement Date	October 15, 2001

Phase 3 Commencement Date	December 15, 2001

Phase 4 Commencement Date	The first to occur of (a) the date specified in a written notice by Sublandlord to Subtenant, which date shall be not earlier than (i) April 15, 2002 or (ii) the date which is six (6) months from the date of such notice, whichever is later; or (b) the third anniversary of the Commencement Date, whether or not notice is given.

The Commencement Date for each Phase is subject to adjustment as provided in section 2 below.

Expiration Date	July 14, 2010, unless sooner terminated in accordance with the terms of this Sublease.

Rent Commencement Date:

Phase 1 Rent Commencement Date	Phase 1 Commencement Date.

Phase 2 Rent Commencement Date	The earlier of (a) Subtenant's occupancy of Phase 2 for the conduct of its business or (b) one hundred twenty (120) days after the Phase 2 Commencement Date.

Phase 3 Rent Commencement Date	The earlier of (a) Subtenant's occupancy of Phase 2 for the conduct of its business or (b) one hundred twenty (120) days after the Phase 2 Commencement Date.

Phase 4 Rent Commencement Date	Phase 4 Commencement Date.

Security Deposit	At Sublease Execution:
Cash:	$1,500,000.00
Letter of Credit:	$500,000.00

Subtenant's Proportionate Share	The ratio of the rentable square footage of each Phase of the Sublease Premises, from and after the Commencement Date for each such Phase, to the total rentable square footage of the Building, which the parties agree equals 132,347 rentable square feet. rounded to the nearest ten thousandths of a percent. At and after the Phase 4 Commencement Date, the Subtenant's Proportionate Share shall be 100.0000%

Subtenant's Parking Allotment	That number of spaces obtained by multiplying 436 (the total number of parking spaces serving the Building), by Subtenant's Proportionate Share in effect from time to time.

Brokers	For Sublandlord:	Tory Corporate Real Estate Advisors, Inc., dba The Staubach Company

For Subtenant:	BT Commercial/Technology Commercial

Exhibits	Exhibit A – Sublease Premises Floor Plan

Exhibit B – Master Lease (redacted)

Exhibit C – Form of Letter of Credit

Exhibit D – Building Modifications

Exhibit E – Schedule of Terms

SUBLEASE

             This Sublease, dated as of the Effective Date, is made by and between Sublandlord and Subtenant with reference to the following facts and understandings:

Recitals

             A.         Sublandlord is the tenant of the Master Premises pursuant to the Master Lease.  A copy of the Master Lease, with certain economic provisions not relevant to this Sublease redacted, is attached as Exhibit B to this Sublease.

             B.          Subtenant desires to sublease the Sublease Premises from Sublandlord, and Sublandlord desires to sublease the Sublease Premises to Subtenant, on and subject to all of the terms and conditions of this Sublease.

Agreement

             In consideration of the mutual covenants of the parties set forth herein, and other valuable consideration, the receipt and sufficiency of which are acknowledged, Sublandlord and Subtenant, intending to be legally bound, hereby agree as follows:

             1.          Sublease; Common Area; Parking.

             (a)         Sublease Premises.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, in phases as depicted on Exhibit A attached to this Sublease and described in the Basic Sublease Information (each a "Phase"), on and subject to all of the terms, covenants and conditions set forth herein.  The parties acknowledge that Exhibit A shows the approximate location of the Sublease Premises, demising walls, interior partition walls, and movable partitions and other details.  Exhibit A is not intended to constitute an agreement, representation or warranty as to the exact location of the Sublease Premises, any Common Areas or any elements thereof.
             (b)        Re-measurement of Phases.  Subtenant shall, within sixty (60) days after the execution of this Sublease, cause the rentable square footage of each Phase of the Sublease Premises to be re-measured in accordance with the measurement principles articulated in BOMA International's Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 (the "BOMA Standard").  The results shall be certified to Sublandlord by Subtenant's architect or engineer as conforming to the BOMA Standard, which certification shall be delivered to Sublandlord prior to the expiration of such sixty (60) day period.  The results of such re-measurement shall be subject to Sublandlord's reasonable approval, within ten (10) days after Sublandlord's receipt of such certification, and shall be subject to adjustment to the extent determined by Sublandlord not to be in conformance with the BOMA Standard.  Notwithstanding the foregoing, the rentable square footage of each Phase shall be subject to reasonable adjustment so that the aggregate rentable square footage of all Phases shall equal the total rentable square footage of the Building, as specified in the Basic Sublease Information.  Sublandlord and Subtenant agree that the total rentable square footage of the Building as specified in the Basic Sublease Information shall be controlling and shall not be subject to remeasurement or modification.  Unless and until re-measured as provided above, the rentable square footage of each Phase shall be as specified in the Basic Sublease Information, which footage shall be used to determine the Base Rent for each Phase, Subtenant's Proportionate Share, Subtenant's Parking Allotment and Subtenant's share of utilities expenses (subject to the adjustments permitted in subsection 3(d) below).  Within ten (10) days after Sublandlord's approval of the re-measurement, as provided above, Sublandlord and Subtenant shall enter into an amendment to this Sublease, substantially in the form of Exhibit E hereto, setting forth the actual square footage of each Phase, the amount of the Base Rent for each Phase during the Term (except for Phase 4), Subtenant's Proportionate Share, and Subtenant's Parking Allotment.  Subtenant's failure to execute such amendment shall not affect Subtenant's obligations under this Sublease.  Any adjustment to the Rent paid by Subtenant prior to Sublandlord's  approval of the re-measurement and required as a result of such re-measurement shall be made either by credit against the next Rent coming due (in the case of an overpayment) or by Subtenant paying any shortfall to Sublandlord within fifteen (15) days after Sublandlord's approval of the re-measurement.  Notwithstanding the foregoing, the Base Rent applicable to Phase 1 for each of the first four months following the Phase 1 Rent Commencement Date shall be $67,845.75 per month.

                           (c)         Common Area Rights.  During the Sublease Term, Subtenant shall have a non-exclusive license, in common with Sublandlord, Master Landlord, all other subtenants or occupants of the Project, and their respective employees, agents, representatives and invitees, to use the Common Areas of the Project.

                           (d)        Parking.  During the Sublease Term, Subtenant shall have a non-exclusive license, in common with Sublandlord, Master Landlord, all other subtenants or occupants of the Project, and their respective employees, agents, representatives and invitees, to use that number of parking spaces indicated on the Basic Sublease Information as Subtenant's Parking Allotment corresponding to the Phase Commencement Date then in effect.  Subtenant's Parking Allotment shall be subject to adjustment as provided in subsection 1(b) above.
             2.          Term; Possession; Occupancy; Early Access.

                           (a)         Term; Commencement Date.  The Term of this Sublease shall commence on the Commencement Date and shall end on July 14, 2010, unless sooner terminated in accordance with the terms of this Sublease.  Notwithstanding the foregoing, Subtenant's obligations with respect to (i) Phase 1 shall commence on the Phase I Commencement; (ii) Phase 2 shall commence on the Phase 2 Commencement Date; (iii) Phase 3 shall commence on the Phase 3 Commencement Date; and (iv) Phase 4 shall commence on the Phase 4 Commencement Date.  In the event that Subtenant takes occupancy of a Phase for the conduct of its business operations prior to the Commencement Date for such Phase, as specified in the Basic Sublease Information, then the Commencement Date for such Phase shall be adjusted to the date on which such occupancy of the Phase first occurred.

                           (b)        Possession.  Sublandlord shall use reasonable efforts to tender possession of each Phase of the Sublease Premises to Subtenant on or before the Commencement Date for such Phase, vacant of all occupants and in the condition required by section 6 below.   If requested by Sublandlord, Subtenant shall execute an amendment to this Sublease setting forth the actual Commencement Date for a Phase and the Base Rent then applicable to such Phase; provided, however, that Subtenant's failure to execute such an amendment shall not affect Subtenant's obligations under this Sublease.  If Sublandlord, for any reason whatsoever, fails to deliver possession of any Phase of the Sublease Premises to Subtenant by the Commencement Date for such Phase, then (i) this Sublease shall not be void or voidable, (ii) Sublandlord shall not be liable to Subtenant for any loss or damage resulting therefrom and (iii) the Term of this Sublease shall not be extended.  However, in that event, the Commencement Date for such Phase shall be delayed until the date on which Sublandlord tenders possession of such Phase to Subtenant, and Subtenant shall not be liable for the payment of Rent with respect to such Phase until the Commencement Date for such Phase has occurred.  Notwithstanding the foregoing, (x) Sublandlord shall have a period of two weeks from completion of the second floor demising wall (described in paragraph (B)(1)(b) of Exhibit D hereto) to relocate its operations to the second floor of the Phase 4 Premises, without such period constituting a delay by Sublandlord in tendering possession of the Sublease Premises, and (y) if Sublandlord is delayed in tendering possession of a Phase on or before the Commencement Date for such Phase as a result of the act or omission of Subtenant, then the Commencement Date for such Phase shall be the date on which the Commencement Date for such Phase would have occurred in the absence of such delay by Subtenant.  Sublandlord acknowledges that Sublandlord will be able to relocate its operations from the Phase 1, 2 and 3 portions of the Sublease Premises into the Phase 4 portion of the Sublease Premises when the demising walls for the second floor portion of Phase 4 (described in paragraph (B)(1)(b) of Exhibit D hereto) are complete and the first floor portion of Phase 4 is separately demised and secure.  Such first floor demising work sufficient to enable Sublandlord to vacate the first floor portions of Phases 1, 2 and 3 may be satisfied by Subtenant either completing the first floor demising wall described in paragraph (B)(1)(a) of Exhibit D hereto or installing temporary partition walls (reasonably acceptable to Sublandlord to separate and provide security for such area) pending completion of such first floor demising wall.
                           (c)         Early Access.  Provided that all conditions to the effectiveness of this Sublease have been satisfied, Sublandlord agrees to provide Subtenant with access to Phase 1 and Phase 2 as soon as reasonably practicable for the sole purpose of designing, constructing and installing the Subtenant Improvements (defined in section 7) and the Building Modifications (defined in section 8) and otherwise preparing such Phases for Subtenant's occupancy.  Similarly, Sublandlord agrees to provide Subtenant with access to Phase 3, for such purposes, as soon as reasonably practicable following the vacation of such Phase by its current occupant.  Such access shall be on all of the terms and conditions of this Sublease except that (i) Subtenant's obligation to pay Base Rent applicable to a Phase shall commence on the Rent Commencement Date for each such Phase, (ii) Subtenant's obligation to pay Subtenant's Proportionate Share of Common Area Expenses and insurance, and Subtenant's obligation to pay Subtenant's share of  utilities expenses shall commence on commencement of demolition or construction work by Subtenant in the Sublease Premises, and (iii) Subtenant's obligation to pay Subtenant's Proportionate Share of Real Property Taxes shall commence on the Commencement Date for each such Phase.  All activities by Subtenant and its employees, agents, contractors, subcontractors and invitees in each Phase prior to the Commencement Date for such Phase shall be conducted in accordance with the terms of this Sublease and in a manner so as to minimize any disruption to the operations of Sublandlord or other subtenants in the Building.  Notwithstanding anything herein to the contrary, Subtenant shall not be provided with early access to any Phase pursuant to this subsection 2(c) unless and until (i) all conditions precedent to this Sublease have been satisfied, (ii) Subtenant has deposited with Sublandlord the cash portion and the Letter of Credit portion of the Security Deposit (as provided in section 4), (iii) Subtenant has paid to Sublandlord the Base Rent due for the first month of the Sublease Term (as provided in section 3), and (iv) Subtenant has provided to Sublandlord evidence of all insurance required to be maintained by Subtenant under this Sublease.

             3.          Rent.

                           (a)         Base Rent.  Subtenant shall pay to Sublandlord monthly base rent ("Base Rent")  in advance on the first day of each calendar month during the Term of this Sublease commencing on the Commencement Date corresponding to each Phase.  Base Rent shall be paid by Subtenant, without prior notice and free of all claims, demands or setoffs of any kind or character whatsoever, to Sublandlord at Sublandlord's Address or to such other address as Sublandlord may specify to Subtenant in a written notice.  If a Rent Commencement Date for a Phase occurs on a date other than the first day of a calendar month, or if the Term ends on a date other than the last day of a calendar month, then the Base Rent due for such month shall be prorated on a per diem basis with respect to the portion of the calendar month within the Term.  All sums other than Base Rent that Tenant is obligated to pay under this Sublease will be deemed to be additional rent due, regardless of whether those sums are designated as "additional rent".  The term "Rent" means the Base Rent and all additional rent payable under this Sublease.  The Base Rent payable under this Sublease shall be the product of the Base Rent per rentable square foot, as set forth in the following table, multiplied by the rentable square footage of each Phase of the Sublease Premises in effect from and after the Rent Commencement Date for each such Phase.

Base Rent Per R.S.F.
Phase 1 Rent Commencement Date through Month 4	$1.75
Month 5 through 10/14/02 (Phase 1)	$2.75
Phase 2 Rent Commencement Date through 10/14/02	$2.75
Phase 3 Rent Commencement Date through 10/14/02	$2.75
10/15/02 through 10/14/03	$2.8325
10/15/03 through 10/14/04	$2.9175
10/15/04 through 10/14/05	$3.0050
10/15/05 through 10/14/06	$3.0951
10/15/06 through 10/14/07	$3.1880
10/15/07 through 10/14/08	$3.2836
10/15/08 through 10/14/09	$3.3822
10/15/09 through 07/14/10	$3.4836

Base Rent for Phase 4 shall be the product of the rentable square footage of Phase 4 and the Base Rent per rentable square foot in effect on the Phase 4 Rent Commencement Date.  Upon execution of this Sublease by Subtenant, Subtenant shall pay to Sublandlord the sum of $67,845.75, which shall be applied against the Base Rent due for the first month of the Sublease Term.  Notwithstanding any re-measurement of the rentable square footage of the Sublease Premises, the Base Rent applicable to Phase 1 for each of the first four months following the Phase 1 Rent Commencement Date shall be $67,845.75 per month.

                           (b)        Adjustments to Base Rent.  As shown in the above table, Base Rent shall be adjusted, effective October 15 of each year during the Term, to an amount which is 103% of the Base Rent in effect during the immediately preceding calendar month.

                           (c)         Additional Rent.  In addition to paying the Base Rent, Subtenant shall pay to Sublandlord Subtenant's Proportionate Share of Common Area Expenses, Real Property Taxes, insurance and all other expenses which are charged to Sublandlord by Master Landlord under the Master Lease which are applicable to the Sublease Premises or Subtenant's use thereof.  Subtenant shall not be liable for any fee or expense charged by Master Landlord to Sublandlord solely as a result of Sublandlord's failure to perform its obligations under the Master Lease except and to the extent that such failure is the result of the act or omission of Subtenant.

                           (d)        Utilities Expenses.  Subtenant's obligations with respect to utilities supplied to or used at the Sublease Premises shall be governed by section 4 of the Master Lease.  However, so long as the Sublease Premises consists of less than the entire Building then, with respect to any utilities that are not separately metered to the Sublease Premises, Subtenant shall pay Subtenant's Proportionate Share of such utilities' expense, as additional rent, within fifteen (15) days after written invoice from Sublandlord.  If Sublandlord determines that Subtenant has used or is using a disproportionate amount of any utility that is not separately metered to the Sublease Premises, or an amount that is in excess of the amount that would be customarily supplied to the Sublease Premises for office and research/development purposes, the Sublandlord shall be entitled to make a reasonable determination of Subtenant's share of such utilities' expense and Subtenant shall pay such amount within fifteen (15) days after written invoice from Sublandlord.
             4.          Security Deposit.  Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord the cash portion of the Security Deposit in the amount set forth in the Basic Sublease Information and the Letter of Credit in the amount specified in the Basic Sublease Information, as security for the performance and observance by Subtenant of all of the terms, covenants and conditions of this Sublease by Subtenant to be kept and performed during the Term.  The cash portion of the Security Deposit and the Letter of Credit shall together constitute the "Security Deposit".  In the event Sublandlord transfers its interest in this Sublease, Sublandlord shall transfer the Security Deposit then held by Sublandlord to Sublandlord’s successor in interest, and thereafter Sublandlord shall have no further liability to Subtenant with respect to the Security Deposit.

                           (a)         Application of Security Deposit.  If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations under this Sublease, after notice and the expiration of any applicable cure period, then Sublandlord may, at the option of Sublandlord, from time to time and without waiving any other remedy available to Sublandlord, appropriate or apply such portion of the Security Deposit (either the cash portion or the Letter of Credit Proceeds, defined below) in the amount and to the extent necessary (i) to cure any Event of Default under this Sublease and to compensate Sublandlord for any loss or damage Sublandlord incurs as a result of such Event of Default, (ii) to repair damage to the Sublease Premises caused by Subtenant and not repaired by Subtenant in accordance with this Sublease, (iii) to clean and repair the Sublease Premises upon termination of this Sublease, if Subtenant fails to deliver possession of the Sublease Premises to Sublandlord in accordance with the terms of this Sublease, and (iv) to reimburse Sublandlord for the payment of any amount which Sublandlord may for any other purpose spend or be required to spend by reason of an Event of Default, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Sublandlord’s remedies as a result of such Event of Default.  The Security Deposit shall not be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Sublandlord’s damages upon an Event of Default.

                           (b)        Cash Security Deposit.  In the event that Sublandlord applies all or any portion of the cash Security Deposit as provided above, Subtenant shall pay to Sublandlord, within fifteen (15) days following demand, the amount so applied in order to restore the cash Security Deposit to the amount stated in the Basic Sublease Information.  Subtenant's failure to do so within such fifteen (15) day period shall constitute an Event of Default under this Sublease.  Sublandlord shall return the cash portion of the Security Deposit (or so much thereof as remains) to Subtenant within forty-five (45) days following the expiration of the Term and satisfaction by Subtenant of all its obligations under this Sublease.  Sublandlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee.  Subject to Sublandlord's right to apply the Security Deposit as provided herein, Sublandlord shall cause the cash portion of the Security Deposit and any Letter of Credit Proceeds to be held in one or more federally insured interest bearing accounts, separate from Sublandlord's general funds, and/or in United States Treasury bills or notes.  Provided that no Event of Default shall have occurred during the Term, all interest which accrues and is paid with respect to the Security Deposit shall, after deducting all fees and expenses applicable thereto, be paid to Subtenant within a reasonable time after the end of each calendar year (but not later than March 1 of each year).  From and after the occurrence of an Event of Default, all such interest shall be added to and become a part of the Security Deposit.  Sublandlord shall provide to Subtenant, promptly following receipt by Sublandlord but not more frequently than quarterly, copies of account statements received by Sublandlord with respect to the Security Deposit.  If not otherwise provided by the financial institution or investment management firm holding the Security Deposit, Sublandlord shall also provide Subtenant with an annual statement of income and expenses applicable to the Security Deposit.  Sublandlord shall have no liability for any loss or diminution in the value of the Security Deposit or for achieving any particular rate of return thereon, provided that the Security Deposit is invested, held and applied as provided herein.  In the event that the amount of the Security Deposit declines for any reason to an amount less than the amount stated in the Basic Sublease Information, Subtenant shall, within fifteen (15) days following written demand, deposit with Sublandlord the amount necessary to restore the Security Deposit to the amount stated in the Basic Sublease Information.

                           (c)         Letter of Credit.  In addition to the cash portion of the Security Deposit, Subtenant shall deliver to Sublandlord, within ten (10) business days after the execution of this Sublease, a Letter of Credit (defined in subsection 4(d) below) in the amount set forth in the Basic Sublease Information (the “LC Face Amount”) as additional security for Subtenant’s performance of all of Subtenant’s covenants and obligations under this Sublease.  The Letter of Credit shall be maintained in effect from the date of its issuance through the date that is forty-five (45) days after the expiration of the Term (the “LC Termination Date”).  On the LC Termination Date, Sublandlord shall return to Subtenant the Letter of Credit and any Letter of Credit Proceeds then held by Sublandlord (other than those Letter of Credit Proceeds Sublandlord is entitled to retain under the terms of this section 4); provided, however, that in no event shall any such return be construed as an admission by Sublandlord that Subtenant has performed all of its obligations hereunder.  Upon the occurrence of an Event of Default, Sublandlord may (but shall not be required to) draw upon the Letter of Credit in the amounts and for the purposes set forth in subsection 4(a) above.  The amounts drawn under the Letter of Credit are referred to herein as the “Letter of Credit Proceeds”.  Any Letter of Credit Proceeds which are drawn against the Letter of Credit  shall be held, pending application for the purposes permitted by this Sublease, in the same manner as the cash portion of the Security Deposit.  In such event and upon written notice from Sublandlord to Subtenant specifying the amount of the Letter of Credit Proceeds so utilized by Sublandlord and the purpose for which such amount was applied, Subtenant shall immediately deliver to Sublandlord an amendment to the Letter of Credit or a replacement Letter of Credit so that the Letter of Credit is again in the full LC Face Amount.  Subtenant’s failure to deliver such an amendment or replacement Letter of Credit to Sublandlord within fifteen (15) days of Sublandlord’s notice shall constitute an Event of Default hereunder.
                           (d)        Form and Terms of Letter of Credit.  As used herein, Letter of Credit shall mean an unconditional, stand-by irrevocable letter of credit (herein referred to as the “Letter of Credit”), issued by a state or federally chartered financial institution insured by the Federal Deposit Insurance Corporation with assets of not less than Fifty Billion Dollars ($50,000,000,000.00) and otherwise reasonably acceptable to Sublandlord (the “Bank”), naming Sublandlord as beneficiary, in the amount of the LC Face Amount, substantially in the form of Exhibit C to this Sublease, and otherwise in form and substance reasonably satisfactory to Sublandlord.  If at any time during the Term of this Lease, the Bank does not meet the qualifications set forth above (notwithstanding Sublandlord’s prior approval of such institution), then Subtenant shall, on the next renewal date of the Letter of Credit, replace the Letter of Credit with a substitute Letter of Credit issued by a Bank reasonably approved by Sublandlord and otherwise satisfying the requirements of this section 4.  The Letter of Credit shall be for a one-year term and shall provide:  (i) that Sublandlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Sublandlord may draw upon the Letter of Credit up to the full amount thereof and the Bank will pay to Sublandlord the amount of such draw upon receipt by the Bank of a sight draft signed by Sublandlord and accompanied by a written certification from Sublandlord to the Bank stating either that:  (A) an Event of Default has occurred and is continuing under this Sublease and any applicable grace period has expired or Sublandlord is otherwise entitled to draw on the Letter of Credit, or (B) Sublandlord has not received notice from the Bank at least thirty (30) days prior to the then current expiry date of the Letter of Credit that the Letter of Credit will be renewed by the Bank for at least one (1) year beyond the relevant annual expiration date or, in the case of the last year of the Term, forty-five (45) days after the expiration of the Term, together with a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Subtenant has not otherwise furnished Sublandlord with a replacement Letter of Credit as hereinafter provided; and (iii) that the beneficial interest under the Letter of Credit shall be freely transferable one or more times and, therefore, in the event of Sublandlord’s (or any successor Sublandlord’s) assignment or other transfer of its interest in this Sublease, the Letter of Credit shall be freely transferable by Sublandlord (or any successor Sublandlord), without recourse and without the payment of any fee or consideration by Sublandlord, to the assignee or transferee of such interest and the Bank shall confirm the same to Sublandlord (or such successor) and such assignee or transferee.  In the event that the Bank shall fail to (y) notify Sublandlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date (or, in the case of the last year of the Term, within forty-five (45) days of the expiration of the Term), and (z) deliver to Sublandlord a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Subtenant shall not have otherwise delivered to Sublandlord, at least thirty (30) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Sublandlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as Letter of Credit Proceeds which may be applied as provided in this section 4.  Notwithstanding any of the foregoing, in no event shall the sum of the Letter of Credit Proceeds and the remaining balance on the Letter of Credit (or any required replacement thereof) exceed the LC Face Amount.

                           (e)         Conversion of Portion of Cash Security Deposit to Letter of Credit.  If no Event of Default has occurred under this Sublease on or before December 31, 2005, then after that date and upon Sublandlord's receipt of an additional Letter of Credit in the face amount of $500,000.00 or an amendment to the then existing Letter of Credit increasing the LC Face Amount thereof by an additional $500,000.00, Sublandlord shall, within ten (10) days after receipt of such additional Letter of Credit or amendment, refund to Subtenant $500,000.00 from the cash portion of the Security Deposit.  If Subtenant elects to provide Sublandlord with an additional Letter of Credit, such Letter of Credit shall conform to and be governed by the provisions of this Sublease pertaining to the original Letter of Credit.

             5.          Use.  Subtenant shall use the Sublease Premises solely for the Permitted Use under the Master Lease, and for no other purpose.

             6.          Condition of Sublease Premises.  Upon taking possession of a Phase of the Sublease Premises, Subtenant shall be deemed to have accepted such Phase in its existing "AS IS" condition.  Sublandlord agrees to deliver possession of each Phase of the Sublease Premises in its "as is" condition, "broom clean" , with all electrical, plumbing, HVAC and other Building systems in good operating condition, subject to Subtenant's Improvements (defined in section 7) and the Building Modifications (defined in section 8).  Sublandlord shall have no liability for any Building system that is not in good operating condition if such condition is due to any Subtenant Improvement, Building Modification or any act or misuse by Subtenant or its agents, employees, contractors or invitees, or for any condition of which Sublandlord is not notified in writing within sixty (60) days after the Commencement Date.  Subtenant acknowledges that it has conducted its own investigation of the Sublease Premises, including, without limitation, its physical condition, compliance with laws, suitability for Subtenant's intended purpose, and such other matters which Subtenant has determined, in its discretion, to be necessary and appropriate to Subtenant's decision to enter into this Sublease.  Neither Sublandlord nor anyone acting on its behalf has made any representation or warranty concerning the condition, operation, permitted use, legal compliance or suitability of the Sublease Premises that is not expressly set forth in this Sublease.  Sublandlord shall have no obligation to make any repair, alteration or modification to the Sublease Premises, except as expressly set forth herein.
             7.          Subtenant Improvements.  Subtenant shall have the right, at Subtenant's sole expense,  to make certain Alterations to each Phase of the Sublease Premises (the "Subtenant Improvements") during any early access period provided under subsection 2(c) for such Phase and following the Commencement Date of such Phase.  The Subtenant Improvements shall be made on and subject to the terms and conditions of the Master Lease, and shall be subject to Sublandlord's approval of the plans and specifications therefor, and Subtenant's architect, general contractor and subcontractors, which approvals shall not be unreasonably withheld.  Notwithstanding the provisions of section 9(a) of the Master Lease, Subtenant shall make no Alteration that affects the Building structure or any Building system, or which is visible from outside the Sublease Premises without Sublandlord's prior written approval, which shall not be unreasonably withheld.  Prior to commencement of the Subtenant Improvements, the Building Modifications (pursuant to section 8 below), or any other Alteration, Subtenant shall provide Sublandlord with evidence that Subtenant carries "Builder's All Risk" insurance in an amount approved by Sublandlord covering the construction of such Subtenant Improvements, Building Modifications and Alterations, and such other insurance as Sublandlord may reasonably require.

             8.          Building Modifications.  Subtenant acknowledges that certain Alterations to the Building (the "Building Modifications") are required to be made in order to separate and separately demise Phase 1, 2 and 3 of the Sublease Premises from Phase 4, which is the portion of the Master Premises to be retained and occupied by Sublandlord prior to the Phase 4 Commencement Date, and to prevent the transmission of contaminants from Phase 1, 2 and 3 of the Sublease Premises to Phase 4.  Such Building Modifications are required, without limitation, to accommodate Subtenant's operational and infrastructure requirements in the Sublease Premises, Sublandlord's FDA, Factory Mutual and product quality and sterility requirements, and the parties' mutual security requirements.  Those Alterations constituting Building Modifications for purposes of this Sublease may include, without limitation, demising the existing loading dock, installing demising walls from the floors to the underside of the ceiling decks, relocating and isolating the water, sewer, electrical and HVAC systems between Phases 1, 2 and 3 on the one hand, and Phase 4 on the other hand, and modifying the fire safety and security systems of the Building.  The Building Modifications are set forth in more detail in Exhibit D to this Sublease.  All Building Modifications shall be made in compliance with the terms of the Master Lease by Subtenant's contractor, concurrently with the Subtenant Improvements for Phase 1, based on plans and specifications approved in writing by Sublandlord.  Sublandlord shall have the right to inspect the Building Modification work while in progress, and to require reasonable change orders as determined by Sublandlord to be necessary or appropriate.  All Building Modification work shall be performed in a manner so as to minimize any disruption to the business operations of Sublandlord and other subtenants in the Building.  Sublandlord shall have the right to adjust the contractor's schedule to the extent reasonably necessary to minimize disruption to Sublandlord's operations.  Except as may be expressly set forth to the contrary in Exhibit D, the Building Modifications shall made at Subtenant's expense.  To the extent that any cost item for the Building Modifications is agreed by Sublandlord and Subtenant to be paid by Sublandlord, Sublandlord shall reimburse Subtenant for such cost item within thirty (30) days after presentation of Subtenant's paid invoice with supporting documentation.  All Alterations made by Subtenant shall be subject to surrender or removal by Subtenant as provided in the Master Lease.

             9.          Assignment and Subletting.  Subtenant shall not mortgage, pledge, hypothecate, encumber or permit any lien to attach to this Sublease or Subtenant's interest in the Sublease Premises.  Subtenant shall not assign this Sublease or sublet or license all or any portion of the Sublease Premises, or permit the occupancy or use of the Sublease Premises by any other person or entity other than its employees and contractors during the term of their employment or contracts with Subtenant (collectively referred to as "Transfers"), whether voluntarily, involuntarily or by operation of law, except in compliance with the Master Lease and with Sublandlord's prior written consent, which shall not be unreasonably withheld.  Sublandlord's consent shall not be required for a Transfer to an Affiliate, as provided in section 15(d) of the Master Lease.  Whether or not Sublandlord consents to a proposed Transfer, Subtenant shall pay Sublandlord's fees and expenses in reviewing and responding to such proposal, including, without limitation, reasonable fees of Sublandlord's attorneys, accountants, architects and consultants, within fifteen (15) days after written notice from Sublandlord.  If Sublandlord consents to a Transfer, Subtenant shall pay to Sublandlord fifty percent (50%) of any "Transfer Premium" received by Subtenant in respect of such Transfer.  "Transfer Premium" shall mean all rent or other consideration payable by the transferee under such Transfer which is in excess of the Base Rent payable by Subtenant under this Sublease, for the portion of the Sublease Premises that is applicable to such Transfer, after deducting Subtenant's reasonable expenses for (a) brokerage commissions, marketing costs and legal expenses for such Transfer, and (b) Alterations to the Sublease Premises required in connection with the Transfer.  "Transfer Premium" shall also include, but not be limited to, key money, bonus money, payment for assets or services in excess of the fair market value thereof, or other consideration paid by the transferee to Subtenant in connection with such Transfer.  Consent to any Transfer shall not constitute consent to any other Transfer.
             10.        Master Lease and Sublease Terms.  Subtenant acknowledges that it has read and is familiar with all of the terms and conditions of the Master Lease to the extent applicable to the Sublease Premises.  The terms of the Master Lease are incorporated by this reference into this Sublease, except to the extent specifically excluded from this Sublease or modified by the terms of this Sublease.

                           (a)         The following provisions of the Master Lease are excluded from this Sublease or, if so indicated, modified for purposes of this Sublease (with the entries under "Description" being for reference purposes only):

Excluded and/or Modified Provision	Description

Definitions of Effective Date, Landlord, Landlord's Address for Notice, Tenant, Tenant's Address for Notice, Premises, Tenant's Proportionate Share of Common Area Expenses, Term, Base Rent Per Month, Security Deposit, Letter of Credit.	Basic Lease Information

Section 1	Premises
Section 2	Term
Section 3	Rent
Section 6(b)(i), second sentence	Common Areas; parking
Section 11(b)(iii)	Environmental Provisions; Disclosure, Etc.; Assignment of R&H Indemnification (subject to section 10(j) below)
Section 11(j)(ii)	Environmental Provisions; Liability; Landlord's Indemnification of Tenant
Section 12(a)(ii)(B)	Damage and Destruction; Casualty; Greater than 270 Days
Section 12(a)(iv), after the second sentence	Damage and Destruction; Casualty; Total Destruction
Section 14(a)(i) is modified to shorten the five (5) day period to three (3) days	Default; Events of Default
Section 14(a)(iii) is modified to shorten the thirty (30) day period to twenty (20) days	Default; Events of Default
Section 21	Security
Section 33, first sentence	Signage
Section 38	Brokerage Commission
Section 40	Holding Over
Section 45	Original Lease; Letter of Credit Agreement
Exhibit D-1	R&H Landlord Redacted Purchase Agreement
Exhibit D-2	R&H Access Agreement

                           (b)        In the event of any conflict between the provisions of the Master Lease and the provisions of this Sublease, the provisions of this Sublease shall control.  In the event that a provision of this Sublease addresses the same subject matter as a provision of the Master Lease, the two provisions shall be read together to the maximum extent possible, and those provisions of the Master Lease which are directly contradicted by or excluded from this Sublease shall be controlled by the provisions of this Sublease.  Subtenant assumes and agrees to perform the obligations of the Tenant under the Master Lease which are incorporated into this Sublease and applicable to the Sublease Premises.
                           (c)         For purposes of this Sublease, the following terms appearing in the Master Lease shall have the meanings indicated below: (i) "Landlord" shall mean Sublandlord; (ii) "Tenant" shall mean Subtenant; (iii) "Premises" shall mean each Phase of the Sublease Premises from and after the Commencement Date for such Phase; (iv) "Term" shall mean the "Term" as defined in this Sublease; and (v) "Lease" shall mean "Sublease".  All other capitalized terms which are defined in this Sublease and appear in the Master Lease shall have the meanings given to such terms in this Sublease.  References herein to "Master Landlord" shall mean the holder of the Landlord's interest in the Master Lease.

                           (d)        Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord (as landlord thereunder) shall, to the extent incorporated herein, inure to the benefit of Sublandlord, Master Landlord and any other person intended to be benefited by such provision.  Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of the Tenant shall, to the extent incorporated herein, inure to the benefit of Subtenant and any other person intended to be benefited by such provision.  Any right of Master Landlord under the Master Lease of access or inspection, to do work in the Sublease Premises, or in respect of rules and regulations, shall, to the extent incorporated herein, inure to the benefit of Sublandlord, Master Landlord and any other person intended to be benefited by such provision.

                           (e)         All provisions of the Master Lease requiring the consent or approval of Master Landlord shall be deemed to require the consent or approval of Master Landlord and Sublandlord.  Any provision of this Sublease requiring the consent or approval of Sublandlord shall also require the consent or approval of Master Landlord to the extent such consent is a requirement under the Master Lease.  Any act of Subtenant that, if proposed to be undertaken by Sublandlord under the Master Lease would require the consent or approval of Master Landlord, shall be subject to the consent or approval of Master Landlord and Sublandlord.  In any instance when Sublandlord's consent or approval is required under this Sublease and such consent or approval may not be withheld or denied unreasonably, Sublandlord's refusal to render its consent or approval shall be deemed reasonable if, among other considerations, the consent or approval of Master Landlord is required but has not been obtained despite Sublandlord's request therefor.  Subtenant shall reimburse Sublandlord, within fifteen (15) days after demand, all reasonable costs incurred by Sublandlord in seeking the consent or approval of Master Landlord for Subtenant's benefit.

                           (f)         All provisions of the Master Lease that require the Tenant to submit, exhibit, supply or provide documents, instruments, certificates, financial statements, evidence, information or other items shall be deemed to require Subtenant to furnish such items to Master Landlord and Sublandlord.  Sublandlord shall determine the sufficiency of the items so furnished and shall be deemed to have acted reasonably if the items so furnished are determined to be insufficient by Master Landlord.

                           (g)        Sublandlord shall have no obligation to restore, repair or rebuild the Sublease Premises or any portion thereof, or to apply any insurance proceeds or condemnation awards it might receive, after any casualty damage or taking by eminent domain other than those duties of Sublandlord, as Tenant, set forth in the Master Lease.  To the extent that Sublandlord is granted the right, under the Master Lease, to terminate the Master Lease following the occurrence of a casualty to the Sublease Premises, under section 12 of the Master Lease, or a condemnation, under section 13 of the Master Lease, Sublandlord agrees not to exercise such right of termination without the prior written consent of Subtenant, which shall not be unreasonably withheld or delayed so long as Sublandlord occupies any portion of the Building, provided that Sublandlord shall not be required to expend any monies to restore or repair the Sublease Premises, to apply any insurance proceeds payable to Sublandlord, to extend the Term of the Master Lease or otherwise increase its obligations under the Master Lease beyond those in effect through the Term of this Sublease.  Except as provided above, exercise of any such termination right by Sublandlord shall not constitute a breach or default by Sublandlord under this Sublease.  Subtenant shall have the right to terminate this Sublease following any such casualty or condemnation only to the extent that Sublandlord has the right to terminate the Master Lease.
                           (h)        All provisions of the Master Lease requiring the Tenant to designate the Master Landlord as an additional insured on its insurance policy(ies), shall require Subtenant to so designate Master Landlord, Sublandlord and any other person or entity having an insurable interest in the Sublease Premises, as determined and required by Master Landlord, on its insurance policy(ies).  In addition, Subtenant shall (i)  include in its insurance policies a requirement of its insurer to notify Sublandlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination of any such policy, and (ii) concurrently with the execution of this Sublease, deliver to Sublandlord a certificate of insurance signed by Subtenant’s insurance company.  Insurance required to be maintained by Master Landlord under the Master Lease shall continue to be maintained by Master Landlord, notwithstanding anything to the contrary contained in this Sublease.

                           (i)          Any provision of the Master Lease which provides for an abatement of Rent shall apply proportionately to Subtenant under the Sublease Premises only to the extent that the Sublease Premises is affected by the condition that gives rise to such abatement and Sublandlord receives such abatement from Master Landlord.

                           (j)          To the maximum extent permitted by law and the R&H Indemnity described in section 11(b)(iii) of the Master Lease, Sublandlord will assign, and will exercise commercially reasonable efforts to provide the benefit of, the R&H Indemnity to Subtenant; provided, however, in no event shall Sublandlord have any direct or indirect obligation or responsibility arising under or with respect to the R&H Indemnity or any agreement of which it is a part or to which it relates.

                           (k)         Sublandlord agrees, during the Term of this Sublease, not to exercise any right or option to extend the term of the Master Lease, expand the Master Premises, or purchase the Building or Real Property, which Sublandlord may hold under the Master Lease, in the event that such rights or options exist under the Master Lease.
             11.        Compliance with Master Lease.

                           (a)         During the Term and for all periods thereafter with respect to obligations which arise prior to the termination of this Sublease, Subtenant shall perform and comply with, for the benefit of Sublandlord and Master Landlord, the obligations of Tenant under the Master Lease which pertain to the Sublease Premises and/or this Sublease.  Without limiting the generality of the foregoing statement, Subtenant shall occupy and use the Sublease Premises in compliance with the terms of the Master Lease applicable to the Sublease Premises, and will not do or permit any act or omission which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge, lien, penalty or expense thereunder.  To the extent that Subtenant makes any payment of Rent or performs any of its obligations hereunder directly to or for Master Landlord, Subtenant shall deliver to Sublandlord a copy of any such payments and such evidence that such other obligations have been performed as Sublandlord may reasonably request from time to time. If Subtenant fails to pay any amount or perform any other obligations required to be paid or performed by Subtenant under this Sublease, after notice and the expiration of any applicable cure period, Sublandlord may make such payment or perform such obligation, in which case Subtenant shall, on Sublandlord’s demand, reimburse Sublandlord for all reasonable costs and expenses actually incurred by Sublandlord.

                           (b)        Subtenant agrees that Sublandlord shall not be required to perform any of the obligations, agreements or undertakings of Master Landlord under the Master Lease.  Insofar as any of the obligations, agreements or undertakings of Sublandlord under this Sublease are required to be performed under the Master Lease by Master Landlord, Sublandlord, upon Subtenant's written request, shall use reasonable efforts to seek and obtain such performance thereof but shall otherwise have no duty, obligation or liability with respect to the failure of Master Landlord to do so.  This Sublease shall remain in full force and effect notwithstanding Master Landlord’s failure or refusal to comply with any such obligations, agreements or undertakings.  At Subtenant's request, Sublandlord shall assign to Subtenant any cause of action Sublandlord may have against Master Landlord as a result of Master Landlord's breach or default under the Master Lease which has caused damage to Subtenant, to the extent such assignment does not impair Sublandlord's right to pursue any claims it may have against Master Landlord for damages that Sublandlord may have incurred.  Alternatively, at Sublandlord's election following Subtenant's request, Sublandlord consents to be named as a plaintiff in any action or proceeding that Subtenant may elect to bring against Master Landlord as a result of Master Landlord's breach or default under the Master Lease which has caused damage to Subtenant, to the extent such action or proceeding does not impair Sublandlord's right to pursue any claims it may have against Master Landlord for damages that Sublandlord may have incurred.  Subtenant shall indemnify and, at Sublandlord's request and with counsel approved by Sublandlord, defend Sublandlord and its parents, subsidiaries and affiliates, now or hereafter existing, and their respective officers, directors, shareholders, partners, members, representatives, managers, employees, agents, successors and assigns from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and costs (collectively, "Liabilities"), which any such indemnified person or entity may incur or pay out by reason of any such assignment by Landlord, or by Sublandlord being named as a party in such action or proceeding, or as a result of any cross-complaint brought against any such indemnified party in such action or proceeding; provided, however, that such indemnity shall not apply to Liabilities suffered or incurred as a result of an Event of Default by Sublandlord under the Master Lease, or the tortious conduct of any such indemnified party, to the extent such Liabilities are not caused by or the result of any act or omission of Subtenant.  Without limiting the foregoing, Subtenant shall reimburse Sublandlord, within fifteen (15) days after demand, all reasonable costs incurred by Sublandlord in seeking and obtaining Master Landlord's performance under the Master Lease for the benefit of Subtenant.

                           (c)         Each party agrees to promptly deliver to the other party a copy of all notices received by such party with respect to the Sublease Premises from Master Landlord or any governmental agency.
             12.        Subordination to Master Lease.  This Sublease is, and shall at all times be, subject and subordinate to the Master Lease.  This Sublease shall also be subject to any amendments, modifications or supplements to the Master Lease hereafter made, and Subtenant accepts this Sublease subject to any such amendments, modifications or supplements to the Master Lease hereafter made, provided that Sublandlord shall not enter into any amendment, modification or supplement, without Subtenant’s prior written consent that would prevent or adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms hereof, increase the obligations of Subtenant or decrease its rights hereunder, shorten or lengthen the Term hereof or increase the Rent required to be paid by Subtenant hereunder.  Nothing herein shall be construed to grant Subtenant any greater rights in and to the Sublease Premises than Sublandlord holds in the Sublease Premises under the Master Lease.  If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, excluding those which accrued prior to such termination and those which by their terms survive the termination of this Sublease; provided, however, that if the Master Lease terminates as a result of an Event of Default by Subtenant under this Sublease, then Subtenant shall be liable to Sublandlord for all damages suffered as a result of such termination, and if the Master Lease terminates solely as a result of an Event of Default by Sublandlord under the Master Lease (and no Event of Default by Subtenant under this Sublease exists), then Sublandlord shall be liable to Subtenant for all damages suffered as a result of such termination.  In no event shall either party be liable to the other for indirect or consequential damages, including, without limitation, loss of profits or loss of business opportunities as a result thereof.   Sublandlord shall have no liability to Subtenant for any failure of Master Landlord to apply insurance proceeds or any condemnation award toward the repair or restoration of the Sublease Premises or the Building.

             13.        Indemnity.  In addition to the indemnifications provided by Subtenant to Sublandlord under the provisions of the Master Lease incorporated herein, Subtenant indemnifies and agrees to defend and hold harmless Sublandlord and its parents, subsidiaries and affiliates, now or hereafter existing, and their respective officers, directors, shareholders, partners, members, representatives, managers, employees, agents, successors and assigns from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and costs, which any such indemnified person or entity may incur or pay out by reason of (a) any personal injury, death or property damage occurring in, on or about the Sublease Premises to the extent caused by or resulting from the negligence or willful misconduct of Subtenant or its agents, employees, contractors or invitees; (b) any act or omission of Subtenant which results in a breach or default by Sublandlord under the Master Lease; (c) the conduct of Subtenant's business at the Premises, or (d) any failure by Subtenant to surrender the Sublease Premises on the Expiration Date or earlier termination of this Sublease in the condition required by this Sublease.  The foregoing indemnity, defense and hold harmless obligation shall survive the expiration or sooner termination of this Sublease and the surrender of the Sublease Premises to Sublandlord.

             14.        Right of Entry.  Supplementing and subject to the provisions of section 19 of the Master Lease, incorporated herein, Sublandlord's right of entry includes the right to enter the Sublease Premises to (a) perform any work or provide any service required of Sublandlord, (b) perform any covenant which Subtenant fails to perform within a reasonable time period after written notice, which period shall not exceed thirty (30) days, (c) post any notices of non-responsibility, or (d) to make any repairs, alterations or improvements to the Building, the Building's systems or its equipment to the extent reasonably required for Sublandlord's use and occupancy of Phase 4.  Sublandlord's entry into the Sublease Premises shall be without abatement of Rent and shall not constitute a forcible entry into or  detainer of the Sublease Premises, or a constructive eviction of Subtenant.  Subtenant waives all claims for damages or for any injuries or inconvenience to or interference with Subtenant's business, lost profits, any loss of occupancy or quiet enjoyment and any other loss occasioned thereby, except claims for actual damages directly resulting from the gross negligence or willful misconduct of Sublandlord or its contractors.  In an emergency, Sublandlord shall have the right to use any means that Sublandlord may deem proper to gain access to the Sublease Premises.
             15.        Holding Over.  If Subtenant remains in possession of all or any portion of the Sublease Premises at the Expiration Date or sooner termination of this Sublease, with or without the express or implied consent of Sublandlord, such possession shall constitute a tenancy at sufferance only, and shall not constitute a renewal hereof or an extension for any further term.  In such case, the Base Rent shall be payable at a per diem rate for each day that Subtenant remains in possession of the Sublease Premises at the greater of (a) 150% of the per diem Base Rent for the last month of the Term or (b) the then current market rent for the Sublease Premises, as determined by Sublandlord.  Such tenancy shall be subject to all of the terms and conditions of this Sublease, including, without limitation, the payment of Additional Rent.  A holding over by Subtenant shall include, without limitation, Subtenant's failure to surrender possession of the Sublease Premises in the condition required by this Sublease, for the period reasonably required by Sublandlord, or determined by Master Landlord, to remove all of Subtenant's property from the Sublease Premises, to remove any Alterations required to be removed by Subtenant under this Sublease, to repair any damage to the Sublease Premises, and otherwise to put the Sublease Premises in the condition required for surrender under this Sublease.  In addition to payment of the Base Rent (as adjusted) and Additional Rent during the period of Subtenant's holding over, Subtenant shall reimburse Sublandlord on demand for the all additional sums, in excess of the Base Rent (as adjusted) and Additional Rent as provided above, for which Sublandlord becomes liable to Master Landlord under the Master Lease resulting from Subtenant's holding over.  The rights set forth in this section 15 are in addition to all other rights and remedies available to Sublandlord under this Sublease or at law or in equity.

             16.        Conditions to Sublease. The effectiveness of this Sublease and the rights, duties, and obligations of Sublandlord and Subtenant hereunder are expressly subject to and conditioned upon (a) Sublandlord obtaining (i) the prior written consent of Master Landlord to this Sublease, in form and content reasonably acceptable to Sublandlord and Subtenant, and (ii) agreements, in form and content reasonably acceptable to Sublandlord, terminating the subleases for portions of the Sublease Premises held by Corio, Inc. and Kana Communications, Inc., and (b) Subtenant executing a lease, in form and content reasonably acceptable to Subtenant, for the premises located at 740 Bay Road, Redwood City, California.  Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s consent to this Sublease and such termination agreements, but in no event shall Sublandlord be required to pay any money or other consideration or engage in any litigation to secure such consent or approval.  If Sublandlord is unable to obtain the consent of Master Landlord to this Sublease, or to obtain such termination agreements, or if Subtenant is unable to execute such lease, by July 16, 2001, Sublandlord or Subtenant may terminate this Sublease by delivering notice thereof to the other party, in which case all payments of advance Base Rent and Security Deposit made by Subtenant under this Sublease shall be promptly returned to Subtenant and no party shall have any further obligations or liabilities under this Sublease. Subtenant shall cooperate with Sublandlord in connection with Sublandlord’s efforts to obtain Master Landlord’s consent to this Sublease, including, without limitation, by providing such documents or information concerning Subtenant as Landlord may request in connection with the request.

             17.        Brokers.  Sublandlord and Subtenant hereby represent and warrant to the other that they have had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with introducing Subtenant to the Premises or in connection with this Sublease, except for the Brokers identified in the Basic Sublease Information, and that they know of no other person or entity who is entitled to any compensation in connection with this Sublease.  Sublandlord and Subtenant shall indemnify, defend, protect and hold harmless the other from and against any and all loss, cost, liability, damage, or expense (including, without limitation, attorneys’ fees and costs) incurred by the other as a result of any claim for a commission or fee by any person (other than the Brokers) who claims to have dealt with the indemnifying party in connection with this Sublease.
             18.        Representations.

                           (a)         By Subtenant.  Subtenant represents and warrants to Sublandlord as follows:  Subtenant is duly organized and validly existing as a corporation under the laws of the State of Delaware; is qualified to transact business in the State of California; has all lawful power and authority to enter into this Sublease and perform the obligations on its part to be performed by Subtenant; and the execution, delivery and performance of this Sublease by Subtenant has been authorized by all necessary corporate action.  When executed and delivered by Subtenant and Sublandlord, this Sublease shall be binding and enforceable against Subtenant in accordance with its terms, subject only to the satisfaction of the conditions precedent set forth herein, and the application of equitable principles or bankruptcy rules and regulations which may limit certain rights or remedies of the parties under certain circumstances.  No consent, approval, permit or authorization of any person, entity or governmental agency is required as a condition to the validity or enforceability of this Sublease in accordance with its terms.  No litigation, arbitration or other adversarial or governmental proceeding is pending or, to Subtenant's knowledge, threatened which could impair the enforceability of this Sublease against Subtenant, or terminate the Master Lease or Subtenant's interest in the Sublease Premises.  There has not been filed by or against Subtenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Subtenant.

                           (b)        By Sublandlord.  Sublandlord represents and warrants to Subtenant as follows:  Sublandlord is duly organized and validly existing as a corporation under the laws of the State of Delaware; is qualified to transact business in the State of California; has all lawful power and authority to enter into this Sublease and perform the obligations on its part to be performed by Sublandlord; and the execution, delivery and performance of this Sublease by Sublandlord has been authorized by all necessary corporate action.  When executed and delivered by Subtenant and Sublandlord, this Sublease shall be binding and enforceable against Subtenant in accordance with its terms, subject only to the satisfaction of the conditions precedent set forth herein, and the application of equitable principles or bankruptcy rules and regulations which may limit certain rights or remedies of the parties under certain circumstances.  No consent, approval, permit or authorization of any person, entity or governmental agency is required as a condition to the validity or enforceability of this Sublease in accordance with its terms.  No litigation, arbitration or other adversarial or governmental proceeding is pending or, to Sublandlord's knowledge, threatened which could impair the enforceability of this Sublease against Sublandlord, or terminate the Master Lease or Sublandlord's interest in the Sublease Premises.  There has not been filed by or against Sublandlord a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Sublandlord.

             19.        Waiver of Redemption.  Subtenant hereby waives, for itself and all others claiming under Subtenant, any and all rights, now or hereafter existing, of redemption or relief from forfeiture following the termination of this Sublease.
             20.        Waiver of Jury Trial.  SUBLANDLORD AND SUBTENANT HEREBY CONSENT TO (1) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (2) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (3) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS, IN EACH CASE, IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUBLEASE, THE RELATIONSHIP OF LANDLORD AND TENANT BETWEEN THE PARTIES, SUBTENANT'S USE OR OCCUPANCY OF THE SUBLEASE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

             21.        Notices.  All notices given under this Sublease shall be in writing and shall be given in the manner and with the effect stated in section 37 of the Master Lease.  If sent to Sublandlord, such notices shall be addressed to Sublandlord's Address, and if sent to Subtenant, such notices shall be addressed to Subtenant's Address, as specified in the Basic Sublease Information.  Either party may change the address to which notices to such party may be sent; provided, however, that in the event any notice sent to Subtenant at the address provided by Subtenant is returned as undeliverable or delivery refused, then such notice to Subtenant shall be effective if delivered to the Sublease Premises.
             22.        Miscellaneous.

                           (a)         In the event of any action or proceeding between the parties arising out of or relating to the provisions of this Sublease, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys’ and court fees and costs.

                           (b)        Except as set forth in section 10(a), the time limits set forth in the Master Lease for the giving of notices, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, to the extent such portions of the Master Lease are incorporated by reference herein, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be, within the time limits relating thereto contained in the Master Lease.

                           (c)         This Sublease may be executed in counterparts, all of which taken together shall constitute one agreement.  A facsimile signature of a party to this Sublease shall be effective as the original signature of such party.  Any party who executes this Sublease by facsimile signature shall cause the original thereof to be delivered to the other party by overnight courier service.  All exhibits attached to this Sublease are incorporated herein by this reference.

                           (d)        If any provision of this Sublease shall prove to be invalid or unenforceable, such provision shall be deemed modified to the minimum extent necessary to render it valid and enforceable, and if not susceptible to such modification, such provision shall be stricken from this Sublease.  In no event shall any such provision affect, impair or invalidate any other provision of this Sublease, and such other provisions shall remain in full force and effect.

                           (e)         This Sublease constitutes the entire agreement regarding the transaction covered hereby, and supersedes all prior discussions, negotiations, memoranda and understandings concerning the same.  This Sublease may not be supplemented, modified, or amended except by an agreement in writing signed by the parties hereto or their respective successors in interest.

                           (f)         Sublandlord and Subtenant agree that at any time or from time to time after the execution of this Sublease they shall, upon request of each other, execute and deliver such further documents and do such further acts and things as such party may reasonably request in order to fully effect the purpose of this Sublease.

                           (g)        There are no third party beneficiaries of this Sublease.

                           (h)        The captions and headings used in this Sublease are provided for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Sublease.

                           (i)          Subtenant shall not record this Sublease or any memorandum, affidavit or other writing hereof.
             The parties have caused this Sublease to be executed and delivered by their respective duly authorized officers, effective as of the Effective Date specified above, subject to satisfaction of the conditions precedent set forth in section 16 above.

SUBLANDLORD:	SUBTENANT:

HEARTPORT, INC., a Delaware corporation	DELTAGEN, INC., a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

SUBLEASE PREMISES FLOOR PLAN

EXHIBIT B

MASTER LEASE (REDACTED)

EXHIBIT C

FORM OF LETTER OF CREDIT

[BANK NAME/ADDRESS]

IRREVOCABLE STANDBY LETTER OF CREDIT:  #

DATE OF ISSUE:
DATE OF EXPIRY:
PLACE OF EXPIRY: AT OUR COUNTERS IN __________, CALIFORNIA

APPLICANT:                DELTAGEN, INC.
                                        740 BAY ROAD
                                        REDWOOD CITY, CA 94063

BENEFICIARY:            HEARTPORT, INC.
                                        C/O ETHICON, INC.
                                        U.S. ROUTE 22 WEST
                                        SOMERVILLE, NJ 08876

AMOUNT:                    USD
                                        (                                                                                            U.S. DOLLARS)

GENTLEMEN:

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______________, FOR THE ACCOUNT OF DELTAGEN, INC., UP TO THE AGGREGATE AMOUNT OF USD                              AVAILABLE BY PAYMENT AGAINST BENEFICIARY'S DRAFT(S) AT SIGHT DRAWN ON [BANK NAME], [LOCATION] ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

(A)       ORIGINAL OF THIS CREDIT AND AMENDMENTS, IF ANY, FOR OUR ENDORSEMENT THEREON OF THE AMOUNT OF SUCH DRAFT.

(B)        BENEFICIARY'S WRITTEN STATEMENT, ON BENEFICIARY'S LETTERHEAD, MANUALLY SIGNED AND DATED BY BENEFICIARY'S OFFICER OR DULY AUTHORIZED AGENT, CERTIFYING THAT (I) AN EVENT OF DEFAULT HAS OCCURRED UNDER THE TERMS OF THE SUBLEASE, DATED JULY 10, 2001, BETWEEN BENEFICIARY, AS SUBLANDLORD, AND DELTAGEN, INC., AS SUBTENANT, AND HAS NOT BEEN CURED WITHIN THE CURE PERIOD PROVIDED THEREFOR UNDER THE SUBLEASE, IF ANY, OR (II) BENEFICIARY IS OTHERWISE ENTITLED TO DRAW ON THIS LETTER OF CREDIT UNDER THE TERMS OF THE SUBLEASE, AND IN EITHER CASE (III) THE AMOUNT OF THE DRAFT ACCOMPANYING SUCH STATEMENT IS DUE AND PAYABLE TO BENEFICIARY UNDER THE TERMS OF THE SUBLEASE.

PARTIAL AND MULTIPLE DRAWS ARE PERMITTED. THIS LETTER OF CREDIT IS TRANSFERABLE TO AND IN ACCORDANCE WITH THE TERMS OF A WRITTEN STATEMENT, EXECUTED BY BENEFICIARY, SUBSTANTIALLY IN THE FORM OF EXHIBIT 1 ATTACHED HERETO, UPON OUR RECEIPT OF SUCH STATEMENT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY RENEWED WITHOUT ANY AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR EACH FUTURE SUCCESSIVE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH DATE WE NOTIFY YOU AND APPLICANT BY OVERNIGHT MAIL OR PERSONAL DELIVERY OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD, IN WHICH EVENT BENEFICIARY SHALL BE ENTITLED TO DRAW BY SIGHT DRAFT ALONE THE FULL AMOUNT OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE SENT TO US VIA OVERNIGHT COURIER OR PERSONAL DELIVERY AT OUR ADDRESS:

WE HEREBY ENGAGE WITH DRAWERS AND/OR BONA FIDE HOLDERS THAT DRAFTS DRAWN UNDER AND IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION AT OUR COUNTERS IN              , CALIFORNIA.

DRAFT(S) MUST INDICATE THE NUMBER AND DATE OF THIS CREDIT.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NUMBER 500, AND ENGAGES US IN ACCORDANCE WITH THE TERMS THEREOF.

AUTHORIZED SIGNATURE

Exhibit 1 to Letter of Credit

Date:

To:	[Bank Name/Address]

Re:	Standby Letter of Credit No.

Issued by [Bank Name]
	Letter of Credit Amount:	$

Gentlemen:

For value received, the undersigned Beneficiary of the above referenced Letter of Credit hereby irrevocably transfers all rights of Beneficiary to draw under the Letter of Credit up to its available amount existing as of the date of this transfer to the following Transferee:

Name of Transferee:

Address:

By this transfer, all rights of the Beneficiary in such Letter of Credit are transferred to the Transferee.  From and after the date of this letter, the Transferee shall have the sole rights as the Beneficiary under the Letter of Credit, including, without limitation, rights relating to draws against and amendments, if any, to the Letter of Credit.  All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the undersigned Beneficiary.

Accompanying this letter is the original of the Letter of Credit.  You are authorized to endorse the transfer on the Letter of Credit and forward it direct to the Transferee with your customary notice of transfer.  Please forward to us a copy of the notice of transfer to confirm your compliance with these instructions.

Sincerely,

HEARTPORT, INC.

By:	[signature guaranty]

Name:

Title:

EXHIBIT D

SUBTENANT IMPROVEMENTS
AND
BUILDING MODIFICATIONS

(A)       Initial Subtenant Improvements:

             Following is a partial list of the Subtenant Improvements.  Subtenant shall complete the construction and installation of the following Subtenant Improvements, at Subtenant's expense, prior to introducing laboratory animals to the Sublease Premises (but not as a condition to Sublandlord's ability to tender possession of the Phase 1, 2 and 3 portions of the Sublease Premises).  Subtenant acknowledges that the following Subtenant Improvements and the Building Improvements described below are important to Sublandlord's operations in the Phase 4 Sublease Premises in order to maintain adequate isolation of Sublandlord’s operations from potential contaminants that may emanate from Subtenant’s animal facility in Phases 1, 2 and 3.

             1.          Subtenant will provide containment in its cage wash area to prevent effluent based contaminant infiltration to the Phase 4 Sublease Premises.

             2.          Subtenant will install separate air handling units and related ductwork for its air system to prevent airborne contaminant infiltration to the Phase 4 Sublease Premises.

             3.          Subtenant will install double backflow prevention on the water system, and separate its domestic water lines from those serving the Phase 4 Sublease Premises.

             4.          Subtenant will cause its waste water disposal lines to be separated from the waste water disposal system serving the Phase 4 Sublease Premises until outside the Building.

             The foregoing list does not address operational requirements of Subtenant.  Any additional utility requirements (including, without limitation, electric, gas, water and sewer) of Subtenant which is in excess of the current capacity of the Building applicable to the Sublease Premises must be identified and addressed by Subtenant, at Subtenant's expense.

(B)        Building Modifications.

             The following Building Modifications shall be made by Subtenant, at Subtenant's expense, except as otherwise provided below, to isolate Sublandlord’s manufacturing operation in the Phase 4 Sublease Premises from Subtenant’s animal facilities.

             (1)         Initial Demising Work.  The initial demising work described below shall be performed prior to date indicated for each element of the demising work.

                           (a)         First Floor Demising Wall.  Prior to commencement of demolition and construction of the Subtenant Improvements to the interior of the Phase 1, 2 and 3 portions of the Sublease Premises, and in all events prior to the introduction of laboratory animals to the Sublease Premises, Subtenant shall construct on the first floor of the Building a demising wall separating the Phase 1, 2 and 3 Sublease Premises from the Phase 4 Sublease Premises.  Such demising wall shall consist of full height parallel partitions from floor to underside of overhead deck, separated by an air cavity which shall be operated at an air pressure which is less than that of the air pressure on each the opposing sides of the cavity.  Each of the parallel partitions shall be completely sealed to prevent air leakage, and contain magnahelic air pressure gauges with alert monitoring for verifying proper air pressure in the air cavity.  The parallel partitions shall be separated by enough space (approx. 24”) to allow for maintenance personnel to verify the integrity of the air cavity.  The air system servicing the air cavity between the parallel partitions shall be supported by Subtenant’s emergency back-up power, such that in the event of power loss, the air cavity shall remain at an air pressure less than that of the Phase 4 Sublease Premises.  Any electrical conduits or other penetrations between the parallel partitions that pass from/to the Phase 1, 2 and 3 Sublease Premises to/from the Phase 4 Sublease Premises shall be sealed at the junction box or other point of penetration.

                           (b)        Second Floor Demising Wall.  On or before October 15, 2001, Subtenant shall construct on the second floor of the Sublease Premises a demising wall separating the Phase 1, 2 and 3 portion of the Sublease Premises from the Phase 4 Sublease Premises on the second floor.  Such demising wall shall consist of standard office partition walls from floor to ceiling.  In demising the second floor office space, the contractor shall relocate lighting, switches, electrical outlets, HVAC, fire sprinkler and related Building Systems as necessary to provide electrical service, balanced HVAC and life safety systems to the Phase 4 Sublease Premises.

                           (c)         HVAC System. Prior to the introduction of laboratory animals to the Phase 1 (but not as a condition to Sublandlord's ability to tender possession of the Phase 1, 2 and 3 portions of the Sublease Premises), 2 or 3 portions of the Sublease Premises, the ventilation ductwork serving Sublandlord’s clean room  on the first floor of  the Phase 4 Sublease Premises shall be isolated, headed-off, sealed and relocated as not to traverse through the Phase 1, 2 and 3 Sublease Premises on the first floor.

                           (d)        Loading Dock.  Prior to the introduction of laboratory animals to the Phase 1, 2 or 3 portions of the Sublease Premises (but not as a condition to Sublandlord's ability to tender possession of the Phase 1, 2 and 3 portions of the Sublease Premises), Subtenant shall construct (i) a demising wall dividing the loading dock into two approximately equal portions, (ii) floor to ceiling partition walls, with an enclosure and door, enclosing the loading dock serving the Phase 4 Sublease Premises, thus forming an airlock for shipping and receiving on the loading dock for the Phase 4 Sublease Premises, and (iii) if requested by Sublandlord, additional, reasonable lighting within such loading dock enclosure.

             The initial demising work described above will be performed by Subtenant’s designated engineer and contractor, and coordinated with Subtenant’s construction of the Subtenant Improvements or other Alterations required by Subtenant, thus minimizing the issues of multiple engineers and contractors on site.  The engineering and construction shall be subject to review and approval by Sublandlord.  The cost of the initial demising work described above will be equally shared by Subtenant and Sublandlord, with Sublandlord’s total expenditure for the initial demising work not to exceed a maximum of $200,000.

             (2)         Potential Additional Demising Work.  For the purposes of assessing whether exhaust contaminants from the HVAC system serving the Phase 1, 2 and 3 Sublease Premises can migrate to the HVAC air intake system serving the Phase 4 Sublease Premises, thereby affecting Sublandlord's sterile operations, Sublandlord agrees to conduct and commission at its own expense a wind-wake analysis.  The study will be conducted by Sublandlord’s designated engineer and reviewed by Subtenant’s engineer.  Should the outcome of the study indicate that there is no impact of Subtenant’s exhaust on Sublandlord’s sterile operations, then no additional demising work shall be required.  If on the other hand, the wind-wake study indicates that there may be an impact to Sublandlord’s sterile operations, then Sublandlord and Subtenant agree that additional demising to Subtenant’s air exhaust system may be required.  Sublandlord’s engineer will recommend the additional demising requirements, and Subtenant’s engineer and contractor shall perform the work.  Sublandlord and Subtenant will equally share the cost of the additional demising work, provided that such demising work is not or will not be otherwise required of Subtenant to comply with applicable law with respect to Subtenant's use of the Sublease Premises or in connection with Subtenant's Alterations to the Sublease Premises.  If such work is otherwise required by applicable law, then it shall be performed at Subtenant's expense.

             (3)         Additional Provisions.

                           (a)         During the course of construction of the initial demising work described above, Subtenant will cause its contractors to install temporary partitions, air filtration systems, and take other steps to prevent the transmission of airborne contaminants, debris, and excessive noise into the portions of the Building currently occupied by Sublandlord, and to provide security for Phase 4.  Such procedures shall continue to be employed after Sublandlord relocates to the Phase 4 portion of the Sublease Premises until completion of the above demising work.

                           (b)        All initial and additional demising work shall be done in accordance with specifications provided by Sublandlord and pursuant to plans prepared by Subtenant's architect.  Following completion of all demising engineering and construction in accordance with the plans and specifications therefor, Subtenant shall assign to Sublandlord all warranties obtained from its architect, engineers and contractors for such work.

                           (c)         All construction activities by Subtenant that could affect Sublandlord's business and operations in the Sublease Premises must be coordinated and scheduled in advance to minimize the impact to Sublandlord's operations.

                           (d)        All Subtenant Improvements and Building Modifications shall be done using new materials of a quality and grade consistent with the existing improvements in the Building.  The surfaces of the first and second floor demising walls on the interior of the Phase 4 Premises shall be painted to match the painted surfaces of the existing walls within Phase 4.

                           (e)         Prior to commencing construction of the Building Modifications, Subtenant shall provide to Sublandlord a detailed, line item budget showing all costs anticipated to be incurred.  Such budget and cost management during the course of construction shall be maintained separate from the budget and costs associated with the Subtenant Improvements.  Sublandlord shall have the right to review the books, records, invoices and related documentation pertaining to the Building Modifications and their costs.

EXHIBIT E

SCHEDULE OF TERMS

             This Schedule of Terms (the "Schedule") is executed and delivered by Heartport, Inc., a Delaware corporation, and Deltagen, Inc., a Delaware corporation, in their capacities as Sublandlord and Subtenant, respectively, under that certain Sublease Agreement, dated as of July 10, 2001 for premises located at 700 Bay Road, Redwood City, California (the "Sublease").  Capitalized terms used in this Schedule without definition have the same meanings as are given to such terms in the Sublease.

Sublandlord and Subtenant agree as follows:

1.          The rentable square footage of each Phase of the Sublease Premises is as follows:

Phase 1

Phase 2

Phase 3

Phase 4

             Total rentable square feet of Sublease Premises:  132,347.

2.          The Base Rent for each Phase of the Sublease Premise is as follows:

	Rate Per R.S.F.	Phase 1	Phase 2	Phase 3
Phase 1 Rent Commencement Date through Month 4	$1.75
Month 5 through 10/14/02	$2.75
Phase 2 Rent Commencement Date through 10/14/02	$2.75
Phase 3 Rent Commencement Date through 10/14/02	$2.75
10/15/02 through 10/14/03	$2.8325
10/15/03 through 10/14/04	$2.9175
10/15/04 through 10/14/05	$3.0050
10/15/05 through 10/14/06	$3.0951
10/15/06 through 10/14/07	$3.1880
10/15/07 through 10/14/08	$3.2836
10/15/08 through 10/14/09	$3.3822
10/15/09 through 07/14/10	$3.4836

Base Rent for Phase 4 shall be the product of the rentable square footage of Phase 4 and the Base Rent per rentable square foot in effect on the Phase 4 Rent Commencement Date. 3.          Subtenant's Proportionate Share from and after the Commencement Date of each Phase of the Sublease Premises is as follows:

Commencement Date:	Subtenant's Proportionate Share
Phase 1 Commencement Date	%
Phase 2 Commencement Date	%
Phase 3 Commencement Date	%
Phase 4 Commencement Date	100.0000%

4.          Subtenant's Parking Allocation from and after the Commencement Date of each Phase of the Sublease Premises is as follows:

Commencement Date:	Subtenant's Parking Allocation
Phase 1 Commencement Date	spaces
Phase 2 Commencement Date	spaces
Phase 3 Commencement Date	spaces
Phase 4 Commencement Date	436 spaces

As amended by the terms of this Schedule, the Sublease shall remain in full force and effect in accordance with its terms.

Sublandlord and Subtenant have caused this Schedule to be executed and delivered by their respective duly authorized officers.

SUBLANDLORD:	SUBTENANT:

HEARTPORT, INC., a Delaware corporation	DELTAGEN, INC., a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

Date: , 2001	Date: , 2001